Exhibit 10.17

Exclusive Option Agreement

This Exclusive Option Agreement (“this Agreement”) was signed by the following parties on March 12, 2021:

Party A: Full Truck Alliance Information Consulting Co., Ltd., a wholly foreign-owned enterprise established and validly existing under Chinese laws, with its registered address at No.123 Kaifa Road, Economic and Technical Development Area, Guiyang, Guizhou;

Party B:

1.    Hui Zhang, ID Number **********;

2.    Guizhen Ma, ID Number **********;

Party C: Guizhou FTA Logistics Technology Co., Ltd., a limited liability company established and validly existing under Chinese law, with its registered address at Room 10, Row 6, No. 123 Kaifa Road, Economic and Technical Development Area, Guiyang, Guizhou.

(Party A, Party B and Party C are individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas:

(1)    Party B is a registered shareholder of Party C, and holds 100% equity of Party C in total. On the signing date of this Agreement, its capital contribution and shareholding ratio in the registered capital of Party C are shown in Annex I of this Agreement.

(2)    Party B agrees to grant Party A an irrevocable call option exclusively. According to such call option, Party B shall transfer the underlying equity to Party A and/or any other third party designated by Party A according to the requirements of Party A under the premise permitted by Chinese laws.

In witness whereof, all parties have reached the following agreement through consensus:

1.    Call Option

1.1    During the validity period of this Agreement, Party A has the right to request all natural persons of Party B to transfer all or part of the equity of Party C (“Underlying Equity”) according to the specific requirements of Party A at any time under the following circumstances, and Party B shall transfer the underlying equity to Party A and/or the third party designated by Party A according to Party A’s requirements:

(1)    According to Chinese laws, Party A and/or the third party designated by Party A may hold all or part of the underlying equity; or

(2)    Other circumstances deemed appropriate or necessary by Party A.

The call options obtained by Party A under this Agreement are exclusive, unconditional and irrevocable.

1.2    All parties agree that Party A has the right to exercise all or part of the call options and obtain all or part of the underlying equity at its own discretion. All parties further agree that when Party A exercises the call option according to the provisions of this Agreement, the time, manner, quantity and frequency are not limited.

1.3    All parties agree that Party A may designate any third party to receive all or part of the underlying equity, and Party B shall not refuse to transfer all or part of the underlying equity to the designated third party except in cases explicitly prohibited by Chinese laws.

1.4    Before the underlying equity is transferred to Party A or the third party designated by Party A according to the provisions of this Agreement, Party B shall not transfer the underlying equity to any third party without the prior written consent of Party A, otherwise such transfer will be invalid.

2.    Procedure

2.1    Party B shall sign the Equity Transfer Contract in the format specified in Annex II of this Agreement while signing this Agreement, and submit this document to Party A.

2.2    If Party A decides to exercise the call option in accordance with Article 1.1 above, it shall send a written exercise notice to Party B (in the format specified in Annex III of this Agreement), and shall state the proportion or quantity of the underlying equity to be transferred and the name and identity of the transferee in the notice. Party B and Party C shall provide all necessary information and documents for handling the equity transfer procedures within seven days after receiving the notice from Party A.

2.3    Except for the conditions mentioned in Article 1.1 and the notice mentioned in Article 2.2 of this Agreement, when Party A transfers the underlying equity, there are no other prerequisite or incidental conditions or procedures.

2.4    Party B shall provide necessary and timely support to Party C, and assist Party C to handle the approval procedures in the approval authority in accordance with applicable Chinese laws (if required by law) and handle the equity transfer procedures in the administrative department for industry and commerce.

2.5    The date when the transfer procedures for the underlying equity are completed is the date when the exercise of the call option is completed.

3.    Transfer Price

3.1    The total transfer price of the underlying equity shall be the lowest price allowed by Chinese laws and regulations when the equity is transferred. If the underlying equity is transferred by stages or in batches, the corresponding transfer price shall be determined according to the specific transfer time and transfer ratio.

3.2    The taxes arising from the transfer of the underlying equity shall be borne by each party according to law.

3.3    Party B agrees that all the exercise price (if any) obtained by Party B when Party A or the third party designated by Party A exercises the right will be freely given to Party C in a manner permitted by law.

4.    Representations, Warranties and Undertakings

4.1    Any party hereby represents and warrants to the other parties as follows:

(1)    The party has complete and independent legal status and legal ability to sign, deliver and perform this Agreement, and can independently act as the litigation subject;

(2)    The party has all necessary rights, capabilities and authority to sign this Agreement and perform all obligations and responsibilities under this Agreement;

(3)    The party has handled all necessary internal procedures for signing this Agreement and obtained all necessary internal and external authorizations and approvals;

(4)    When signing and performing this Agreement, the party will not violate any major contract or agreement that binds the party or its assets; and

(5)    This Agreement shall be legally and properly signed and delivered by the party. This Agreement constitutes a legal and binding obligation of the party.

4.2    Party B and Party C jointly make further representations and guarantees to Party A as follows:

(1)    On the effective date of this Agreement, Party B legally owns the equity of Party C, and has complete and effective right to dispose of the equity. The registered capital of Party C has been fully paid up. Except for the pledge right stipulated in the Equity Interest Pledge Agreement, the authority stipulated in the Voting Agreement, the call option stipulated in this Agreement and other rights agreed by Party A in writing, the equity of Party C owned by Party B shall be free from any mortgage, pledge, guarantee or other third party right, and shall not be subject to any third party recourse; and any third party has no right to allocate, issue, sell, transfer or convert any equity of Party C according to any Call Option Agreement, Equity Replacement Agreement, Stock Option Agreement or other agreements.

(2)    Within the validity period of this Agreement, Party B shall not transfer any equity held by Party C to any third party, or the transferred equity shall be free and clean of any mortgage, pledge, any other types of encumbrances without the prior written consent of Party A.

(3)    Where permitted by relevant Chinese laws, Party B and Party C will extend the operating period of Party C according to the approved operating period of Party A, so that the operating period of Party C is equal to the operating period of Party A (if applicable).

(4)    Within the validity period of this Agreement, without the written consent of Party A, Party B:

(i)    shall not increase or decrease the registered capital of Party C, or cause Party C to merge with any other entity;

(ii)    shall not dispose of or urge the management of Party C to dispose of any major assets of Party C;

(iii)    shall not terminate or urge the management of Party C to terminate any major agreement signed by Party C, or sign any other agreement that conflicts with the existing major agreement.

(iv)    shall not appoint or replace any director, supervisor or other management personnel of Party C;

(v)    shall not urge Party C to announce the distribution or actually distribute any distributable profits or dividends;

(vi)    shall ensure that Party C effectively survives and is not terminated, liquidated or dissolved;

(vii)    shall not amend the articles of association of Party C; and

(viii)    shall ensure that Party C will not lend or borrow loans, provide guarantees or issue the guarantees in other forms, or undertake any substantive obligations besides the normal business activities.

(5)    Once Party A issues a written exercise notice:

(i)    Party B shall immediately convene the shareholders’ meeting, pass the resolutions of the shareholder meeting and take other necessary actions, and agree to transfer the underlying equity to Party A and/or its designated third party at the agreed share price, and waive its first refusal right;

(ii)    According to the signed Equity Transfer Contract, Party B shall immediately transfer the underlying equity to Party A and/or its designated third party at the agreed transfer price, and provide necessary support (including providing and signing all relevant legal documents, performing all government approval and registration procedures and undertaking all relevant obligations) to Party A and/or its designated third party to obtain the underlying equity, and the underlying equity shall be free of any legal defects and free from encumbrances and rights such as security interests, third party restrictions or any other restrictions on the equity.

5.    Confidentiality

The existence and terms of this Agreement are confidential information. Without the prior written consent of the other parties, any party shall not disclose the confidential information to any third party, except the senior staff, directors, employees, agents and professional consultants related to the project, unless all parties shall disclose the information about this Agreement to the government, the public or shareholders according to law, or submit this Agreement to relevant institutions for filing.

This article shall survive any change, cancellation or termination of this Agreement.

6.    Notice

Any notice, consent, contract or other communication issued under or in connection with this Agreement shall be in written form and shall be sent to the following address or other address known by all parties.

Party A: Full Truck Alliance Information Consulting Co., Ltd.

Address: No.123 Kaifa Road, Economic and Technical Development Area, Guiyang, Guizhou, China

Party B: Hui Zhang

Address: **********

Party B: Guizhen Ma

Address: **********

Party C: Guizhou FTA Logistics Technology Co., Ltd.

Address: Room 10, Row 6, No. 123 Kaifa Road, Economic and Technical Development Area, Guiyang, Guizhou, China

Unless otherwise specified in this Agreement, the notice or communication delivered in person shall be deemed to have been delivered at the time of delivery. Any notice or communication sent in the form of prepaid envelope shall be deemed to have been delivered forty-eight (48) hours after being posted.

7.    Default Liability

If one party fails to perform any of its obligations under this Agreement, or any statement or guarantee made by it under this Agreement is untrue or inaccurate, the party is in violation of this Agreement and should compensate for the actual losses caused to the other parties.

8.    Force Majeure

Force Majeure refers to events (including but not limited to earthquake, typhoon, flood, fire, strike, war or riot) that any party cannot foresee and cannot avoid, control and overcome when this Agreement is signed. If the performance of the Agreement is affected by force majeure, the party suffering from force majeure shall immediately (i) notify the other parties by telegraph, fax or other electronic form and provide corresponding documentary evidence within fifteen (15) working days; (ii) take all reasonable measures to eliminate or mitigate the impact caused by the force majeure, and resume the performance of relevant obligations after the impact caused by the force majeure is eliminated or mitigated. According to the degree of impact on the performance of this Agreement, all parties shall decide through negotiation whether to cancel the Agreement, or whether to partially waive the responsibility for the performance of the Agreement, or whether to delay the performance of the Agreement.

9.    Supplementary Provisions

9.1    This Agreement shall be governed by the laws of China in all respects. All disputes arising from the performance of this Agreement shall be settled by all parties through friendly negotiation. If all parties fail to reach consensus within thirty (30) days after the disputes arise, the disputes shall be submitted to Shanghai Branch of China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then in effect. The seat of arbitration shall be Shanghai. The arbitration shall be made in Chinese. The arbitration award shall be final and binding on all parties. Except for the part being submitted for arbitration, other parts of this agreement shall remain valid. During the arbitration, all parties have the right to apply to the people’s court where the Party C is located for property preservation or take other measures permitted by law, so as to support the arbitration.

9.2    This Agreement shall come into force from the date of its execution by all parties, and shall be terminated after Party A exercises its call option according to this Agreement and obtains all the underlying equity of Party C or when all parties reach any agreement on dissolution of this Agreement.

9.3    The Annexes to this Agreement shall be an integral part of this Agreement and have the same effect as the text of this Agreement.

9.4    Each article of this Agreement shall be separable and independent from other articles. If any one or more articles of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of other articles will not be affected.

9.5    This Agreement shall be binding on the legal assignees or successors of all parties.

9.6    All parties shall bear and pay the taxes involved in this Agreement according to law.

9.7    This Agreement and its annexes constitute the entire agreement concerning the transactions under this Agreement, and shall replace any and all oral or written communications, commitments, memos or any other discussions made by all parties on matters related to this Agreement.

9.8    Any amendment or supplement to this Agreement must be made in written form, and shall come into effect only after being effectively signed by all parties to this Agreement.

9.9    This Agreement shall be made in Chinese and in quadruplicate. Party A and Party C shall hold one copy respectively; and Party B shall hold two copies.

(No text below)

(Signature page to Exclusive Option Agreement)

Party A: Full Truck Alliance Information Consulting Co., Ltd.

By:	/s/ Zhengju Qian
Name:	Zhengju Qian
Title:	Legal Representative

Party B:

By:	/s/ Hui Zhang
Name:	Hui Zhang

By:	/s/ Guizhen Ma
Name:	Guizhen Ma

Party C: Guizhou FTA Logistics Technology Co., Ltd.

By:	/s/ Hui Zhang
Name:	Hui Zhang
Title:	Legal Representative

Annex I

[This page is Annex I to the Exclusive Option Agreement]

Basic information

Company name: Guizhou FTA Logistics Technology Co., Ltd.

Registered capital: RMB 10,000,000

Paid-in capital: RMB 0

Legal representative: Hui Zhang

Equity structure:

Name of stockholder	Amount of contribution (RMB 10,000)	Ratio of contribution (%)	Method of contribution
Hui Zhang	700	70%	Currency
Guizhen Ma	300	30%	Currency

Annex II

[This page is Annex II to the Exclusive Option Agreement ]

Equity Transfer Contract

This Equity Transfer Contract (the “Contract”) is signed by both parties on MM/DD/YY:

Transferor (Party A):

1.    Hui Zhang, ID Number ************;

2.    Guizhen Ma, ID Number ************;

Transferee (Party B):

(Party A and Party B are individually referred to as “one party” and collectively as “both parties”)

Through friendly negotiation, the two parties have reached the following agreement on matters regarding the equity transfer:

1.    The Transferor agrees to transfer     % of its equity in Guizhou FTA Logistics Technology Co., Ltd. (the “Target Equity”) to the Transferee at RMB    , and the Transferee agrees to accept the Target Equity.

2.    After the equity transfer, the Transferor shall no longer enjoy shareholder’s rights or assume shareholder’s obligations of the Target Equity, and the Transferee shall enjoy shareholder’s rights and assume shareholder’s obligations of the Target Equity.

3.    For matters not mentioned herein, a supplementary agreement may be signed by both parties.

4.    This Contract shall come into force on the date of signature of both parties hereto.

5.    This Contract shall be made in _ copies. Party A and Party B shall each hold one copy and the rest shall be used for industrial and commercial registration of changes.

(No text below)

[This page is the signature page of the Equity Transfer Contract]

Transferor:

Hui Zhang (signature):
Guizhen Ma (signature):

Transferee:

Annex III

[This page is Annex III to the Exclusive Option Agreement]

NOTICE OF EXERCISE

To: Guizhou FTA Logistics Technology Co., Ltd. (“you”) and your shareholders

Whereas we signed an Exclusive Option Agreement with you and your shareholders on (MM/DD/YY), it is agreed that under the conditions permitted by the relevant laws and regulations of China, your shareholders shall, at the request of us, sell the equity they hold in you to us or the transferee designated by us.

Therefore, we hereby sends this notice to you and your shareholders as follows:

We hereby request to exercise the call option under the Exclusive Option Agreement at a price of RMB        . We/the transferee designated by us shall purchase the equity held by your shareholders that accounts for     % of your registered capital (the “equity to be transferred”). Upon receipt of this notice, you and your shareholders shall, in accordance with the terms of the Exclusive Option Agreement , go through the necessary procedures for selling all the equity to be transferred to us/the transferee designated by the us within                workdays.

Full Truck Alliance Information Consulting Co., Ltd.

(Stamp)

Signature:
Name:
Position:

Date: